EXHIBIT 99.1.

ALTUS POWER, INC. ANNOUNCES SECONDARY UNDERWRITTEN PUBLIC OFFERING OF
CLASS A COMMON STOCK

STAMFORD, CT — September 28, 2022 — Altus Power, Inc. (“Altus Power”) (NYSE: AMPS), the premier independent developer, owner and operator of commercial-scale solar facilities, today announced that a selling stockholder affiliated with Blackstone (“Blackstone”) intends to offer and sell 7,000,000 shares of Altus Power’s Class A common stock in a secondary underwritten public offering. In connection with the offering, Blackstone is expected to grant the underwriters a 30-day option to purchase up to 1,050,000 additional shares of Class A common stock on the same terms and conditions. All of the shares in the offering are to be sold by Blackstone. Altus Power will not receive any proceeds from the sale of shares of its Class A common stock by Blackstone.

J.P. Morgan, Citigroup and Evercore ISI are acting as joint book-running managers for the offering.

The shares of Class A common stock are being offered pursuant to an effective registration statement on Form S-1 that Altus Power previously filed with the Securities and Exchange Commission (the “SEC”) on January 10, 2022 and which was declared effective on January 21, 2022. The offering will be made only by means of the written prospectus supplement and the accompanying prospectuses that form a part of the registration statements. An electronic preliminary prospectus supplement and the accompanying prospectuses relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectuses relating to the offering may also be obtained, when available, from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at +1 (866) 803-9204 or by email at prospectus-eqfi@jpmorganchase.com; Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146); or Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at 888-474-0200 or by email at ecm.prospectus@evercore.com.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of Altus Power being offered, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Altus Power

Altus Power, based in Stamford, Connecticut, is the premier commercial-scale clean electrification company, serving commercial, industrial, public sector and community solar customers with an end-to-end solution. Altus Power originates, develops, owns and operates locally sited solar generation, energy storage, and EV charging infrastructure across the nation.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “intends,” “will, “expect,” “believe” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on Altus Power's management's current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements including the completion of the proposed public offering on the anticipated terms or at all.

Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission on March 24, 2022, as well as the other information we file with the Securities and Exchange Commission.

This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Altus Power:

For Media:
Cory Ziskind
ICR, Inc.
AltusPowerPR@icrinc.com

For Investors:
Chris Shelton, Head of IR
Caldwell Bailey, ICR, Inc.
InvestorRelations@altuspower.com
Source: Altus Power, Inc.
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